UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Leader Capital Holdings Corp

(Exact name of registrant as specified in its charter)

Date: October 9, 2018

Nevada	7371	37- 1853394
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Rm. 3, 9F., No.910, Sec. 2, Taiwan Blvd., Xitun Dist., Taichung City 407, Taiwan (R.O.C.)

  Issuer's telephone number: +886-4-23138178

Issuer’s email: leadercapitalus@gmail.com

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

V FINANCIAL GROUP, LLC

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: jeff@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

This Post-Effective Amendment No. 1 relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-221548), declared effective by the Securities and Exchange Commission on February 22, 2018. The Registrant is filing this Post-Effective Amendment No. 1 pursuant to Rule 462(d) for the sole purpose of replacing Exhibit 5.1 to the Registration Statement. This Post-Effective Amendment No. 1 does not modify any provision of Part I or Part II of the Registration Statement filed on February 5, 2018.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Nevada Secretary of State on March 22, 2017 (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (2)
10.1	Lease Agreement for Taichung Office (1)
10.2	Lease Agreement for Taipei Office (1)
10.3	Lease Agreement for Taichung Office (1)
23.1	Consent of Independent Accounting Firm “TAAD LLP” (1)
99.1	Sample Subscription Agreement (1)

(1) Attached herein and incorporated by reference. These exhibits were originally included as exhibits to our Form S-1/A filed on February 5, 2018.

(2) Attached herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Taichung City, Taiwan on October 9, 2018.

Leader Capital Holdings Corp

By: /s/ Lin Yi-Hsiu
Name: Lin Yi-Hsiu
Title: Chief Executive Officer, President, Secretary, Treasurer, Director Date: October 9, 2018.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Lin Yi-Hsiu  Signature: /s/ Lin Yi-Hsiu  Title: Chief Executive Officer, President, Secretary, Treasurer and Director (Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer) Date: October 9, 2018

Name: Cheng Shui Fung Signature: /s/ Cheng Shui Fung  Title: Director  Date: October 9, 2018